  UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES ACT OF 1934

Commission file number _________________

RCG Acquisition 1 Corp.

(Name of Small Business Issuer in its charter)

Delaware

          45-2076317

(State or other jurisdiction of

  (I.R.S. employer

   incorporation or formation)

identification  number)

(Address of principal executive offices)

(zip code)

1105 N. Market Street, Suite 1300

                19801

Wilmington DE

Issuer’s telephone number: (917) 671-7713

Copies to:

Gordon Locke, Esq.

74 Sheldrake Place

New Rochelle NY 10804

(914) 632-8568

Securities to be registered under Section 12 (b) of the Act: 200,000

Securities to be registered under Section 12(g) of the Act:

Title of each class	Name of Exchange on which to be registered each class is to be registered: N/A
Common Stock, $.05

Indicate by check mark whether the registrant is a large accelerated filer, or a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Small reporting company [X]

PART 1

ITEM 1. DESCRIPTION OF BUSINESS

(a)

Business Development

RCG Acquisition 1 Corp. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Delaware on May 3, 2011.  Since inception, the Company has engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a business combination.  As a result the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  The business purpose of the Company is to seek the acquisition of, or merger with an existing company.   The Company has selected December 31 as its fiscal year end.

(b)

Business of Issuer

The Company, based on proposed business activities, is a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that

its business plan is to merge with an unidentified company or companies.   Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.   Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeing the perceived advantages of being a publically held corporation.  The Company’s principal objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  The Company will not restrict its potential candidate companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analyses of new business opportunities will be undertaken by or under the supervision of Jeffrey Gugick and Marc Schuster, Directors and the President and Executive Vice President, respectively, of the Company.  As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any business combination candidate regarding business opportunities for the Company.  The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.  In its efforts to analyze potential acquisition targets, the Registrant may consider, among others, the following kinds of factors:

(i)

Potential for growth, indicated by new technology, anticipated market expansion or new products;

(ii)

Strong potential for capital appreciation and/or dividends or other distributions;

(iii)

Competitive  position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(iv)

Strength and diversity of management, either in place or available for recruitment;

(v)

Capital requirements and anticipated availability of funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(vi)

The cost of participation by the registrant as compared to the perceived tangible and intangible values and potentials;

(vii)

The extent to which the business opportunity can be advanced;

(viii)

The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items;

(ix)

Other factors deemed relevant.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.   Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the business opportunity to be acquired.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant.   Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.  This could result in a substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction.  As part of such a transaction, all, or a majority, of the Registrant’s directors may resign and one or more new directors may be appointed, without any vote by the Company’s stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders.  In the case of a statutory merger or consolidation directly involving the Company, it will be likely be necessary to call a stockholders’ meeting and obtain the approval if the holders of a majority of the Company’s outstanding securities.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and may also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the costs incurred.

We presently have no employees apart from our management.  Our officers and directors are engaged in outside business activities and anticipate that they will devote to our business activities very limited time until the acquisition of a successful business opportunity has been identified.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c)  Reports to security holders

(i)

The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(ii)

The Company will file reports with the SEC.  The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(iii)

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington D.C. 20549.  The public may obtain information on the operation of the Public Reference Section by calling 1-800-SEC-0330.  Additionally, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be found at http://www.sec.gov.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company was organized as a vehicle to investigate and, if the investigation warrants, acquire a target company or business seeking the perceived advantages of being a publically held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate short term earnings.  The Company will not restrict our potential candidate target companies to any specific business, industry or geographic location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)

preparation and filing of Exchange Act reports, and

(ii)

consummating an acquisition.

We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned or invested in us by our stockholders, management and other investors.

The Company is in the development stage and has nominal working capital, nominal stockholders’ equity and has not earned any revenues from operations to date.  These conditions raise substantial doubt of our ability to continue as a going concern.  The Company is presently devoting its efforts to locating merger candidates.  The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.  In the alternative, a business combination may involve the acquisition or merger with a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings.  In that event we will be subject to numerous risks inherent in the business and operations of financially unstable an early stage of potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and although our management will endeavor to evaluate the risks inherent on a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which may, or is likely to, occur as a result of our management’s plan to consider offering a controlling interest to a target business in order to achieve a tax-free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.  Alternatively, management will also seek to arrange for sufficient additional capital and financing to enable it to acquire a target business without surrendering control of the Company.  There can be no assurance that the Company will be successful in its efforts to enter into a tax-free reorganization with a target business or entity, or in its efforts to arrange for sufficient additional capital or financing and then acquire a target business or entity, or even if it is successful in so doing, that it will be able to manage the acquired business or entity(ies) to profitability.

The Company anticipates that the selection of a business combination will be complex and risky.   Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publically traded corporation.  Such perceived benefits of becoming a publically traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

RISK FACTORS

An investment in the Company is highly speculative and involves an extremely high degree of risk.

There may be conflicts of interest between our management and the non-management stockholders of the Company.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the company.  A conflict of interest may arise between our management’s pecuniary interest and its fiduciary duty to our stockholders.  In addition, management is currently involved with other Companies that are, and may in the future be, seeking to acquire business combinations, capital and finance from some or all of the same sources.  If we and other companies with which members of our management are affiliated, seek to take advantage of the same opportunity, then those members of our management that are affiliated with both companies would abstain from voting upon the opportunity.  Given the limited number of persons that are involved in the Company’s management, such action may prevent either company from pursuing the particular opportunity.  In such event, the members of management will arbitrarily determine whether the Company or the other company with which they are associates, will pursue such opportunity.

The Company does not presently have any non-management stockholders.

Our Company and its business are difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination.  The Company has no recent operating history nor any revenues or earnings from operations since its inception.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction or other business combination of the type contemplated by management.

The Company is in a highly competitive market for a comparatively small number of small business opportunities which could reduce the likelihood of the Company consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies, venture capital firms and private equity groups, and hedge funds, are active in mergers and acquisitions of companies that may be desirable targets for us.  Nearly all these entities have significantly greater financial resources, technical expertise and management capabilities than we do; consequently we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.

We are a development stage company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

We were incorporated on May 3, 2011 and are considered to be in the development stage.  The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations and financial condition of the identified business opportunity, or opportunities, if more than one.  While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity.  No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.  Management has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time to the Company’s affairs.  Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

 Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be in the business of investing or trading in securities.  If we engage in business combinations, which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargos, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business  combination with an operating company and the Company thereafter files a registration under the Securities Act of 1933, as amended (the “Securities Act”).  Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under the Securities Act and any other applicable federal or state securities laws or regulations.  Shares of our common stock cannot be sold before of after an acquisition under the exemptions provided by Rule 144 under Section 4(1) if the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “Shell company”, provided the Company is otherwise in compliance with the applicable rules and regulations.  Compliance criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Ac or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a registration statement on Form S-1, or some other applicable form, to register for resale such shares of common stock.  We cannot control this future registration process, in all respects as some matters are outside our control.  Even if we are successful in causing the effectiveness of a resale registration statement, there can be no assurances that the occurrence of subsequent events may preclude our ability to maintain the effectiveness of the registration statement.  Any of the foregoing items could have adverse effects on the liquidity of shares of our common stock.

In addition, the SEC has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (“PIPE”) transactions, where the issuer does not qualify to file a Registration Statement on Form 3 to register its securities.  The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continuing or delayed basis over a period of time, but instead would require that the issuer offer and sell these securities in a direct or “primary” public offering, at a fixed price, if the fact and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.  It appears that the SEC will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.  Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after the effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.  Since following a reverse merger or business combination, we may have no or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers of shell companies such as the Company.  The SEC may require as a condition to the effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement.  The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

 We have never paid dividends or made other distributions on our common stock.

We have never paid dividends or made other distributions on our common stock and do not presently intend to pay dividends or make other distributions in the foreseeable future.  We anticipate that any funds available for the payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences adverse to our business and which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us, or result in being taxed on consideration received in a transaction.  Currently a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes and may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenue from operations.  We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

The Company anticipates it will issue more shares in a funding, business combination, merger and/or acquisition transaction.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock of which 200,000 shares have been issued, plus 30,000,000 shares of Preferred Stock, non of which have been issued .  We anticipate that in connection with any funded debt, business combination of other merger or acquisition transactions we may have to amend our certificate of incorporation to permit us to issue additional shares of common stock and of preferred stock.  Any issuance of additional shares of common stock and/or preferred stock by us, in addition to the presently outstanding 200,000 shares of Common Stock may result in the substantial dilution of then existing stock whose authorization and approval, depending on the number of shares they own, or the terms, rights and preferences under which shares were issued, may not be required.  Moreover, the common stock and/or the preferred stock issued in any such merger, business combination or acquisition transaction may be valued on an arbitrary or non-arms length basis by our management resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our board of directors (the ‘Board of Directors”) has the power to issue any or all authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock, preferred stock or other securities convertible into common stock are issued in connection with a merger, business combination or other acquisition or otherwise, dilution to the interests of our stockholders will occur and the rights of the then holders of our common stock might be materially adversely affected.

Our principal stockholders may engage in a transaction or cause the Company to repurchase their shares of common stock.

In order to provide an interest in the Company to a third party, our principal stockholders may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sales(s) being utilized by the Company to repurchase shares of common stock held by them.  As a result of such transactions(s), our management, principal stockholders and Board of Directors may change.

The Company has conducted no market research of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company.  Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may or may not act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we may seek to enter into a “reverse merger.”  Securities analysts of brokerage firms may not provide coverage of our Company since there is no or insufficient incentive for brokerage firms to recommend the purchase of our securities.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or on some other securities exchange.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of NASDAQ, nor of any other securities exchange to which the Company may make application, or that we will able to maintain a listing of our common stock on NASAQ or any other such exchange.  After completing a business combination, until our common stock is listed on NASDAQ, or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over the counter system or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  In addition, we would be subject to an SEC Rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further adversely affect its liquidity.  This would also make it more difficult to raise additional capital following a business combination.

Authorization of Preferred Stock

Management contemplates that, in connection with any capital funding, merger, acquisition of other business combination the Company’s Board of Directors has the power, without stockholder approval, to direct the Company to issue preferred stock and provide such designations, rights and preferences, including dividend, liquidation, conversion, voting or other for such preferred stock as the Board of Directors, from time to time, deems appropriate, which could adversely affect the voting or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although we have no present intention to issue any shares of preferred stock, there can be assurance the Company will not do so in the future.  Moreover, it is more likely than not that it will so do.

Control by management.

Management currently controls 100% of all issued and outstanding common shares of the Company.  Consequently, management has he ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

Removal of Directors;

Amendments to the Company’s Certificate of Incorporation;

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

These stockholders will thus have substantial influence over our management and affairs and other stockholders of the Company will possess no practical ability to remove management or effect the operations of the business of the Company.  Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the common stock.

This registration statement contains forward-looking statements and information relation to us, our industry and to other business.

These forward looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this registration statement, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement.  We do not undertake any obligation to release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

ITEM 3.  DESRIPTION OF PROPERTY

The Company neither rents nor owns any properties.  The Company utilizes office space and equipment of its management at no cost.  Management estimates such amounts to be immaterial.  The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.  The Company may, or may not, in the future adopt such a policy and, may or may not, in the future engage in a policy involving the purchase and/or ownership of entities involved in interests in real estate, real estate mortgages, and/or real estate securities.

ITEM 4. SECURITES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Security ownership of certain beneficial owners.

The following table sets forth, as of August 31, 2011, the number of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of common stock of the Company.

Amount of

Name and Address

Beneficial Ownership

    Percentage of Class

Jeffrey A. Gugick (1)

100,000 (3)

50%

c/o RCG Acquisition 1 Corp.

1105 N, Market Street, Suite 1300

Wilmington DE 19801

Marc Schuster (2)

100,000 (3)

50%

c/o RCG Acquisition 1 Corp.

1105 N, Market Street, Suite 1300

Wilmington DE 19801

(1)

Jeffrey A. Gugick serves as a director and President of the Company

(2)

Marc Schuster serves as a director and Executive Vice President, Secretary and Treasurer of the Company.

(3)

Gives effect to the Company’s August 8, 2011 amendment of its Certificate of Incorporation that increased its authorized capital stock to 130,000,000, of which 100,000,000 shares are common stock and 30,000,000 shares are preferred stock.  Upon the Company effecting its Amendment of its Certificate, the Company’s then outstanding shares of common stock were split 1,000 shares for each outstanding share of common stock.

Jeffrey A. Gugick (age 48) has more than 20 years of experience as a banker, investor and manager specializing in private equity and commercial real estate.   Mr. Gugick is a Managing Director of Reason Capital Group LLC, a private equity investment firm focused on opportunistic investments in real estate and middle market businesses and a Managing Director at Valhalla Financial Inc., a distressed investment firm.  Mr. Gugick previously was Managing Director and Chief Financial Officer for the Utendahl Group which included a boutique investment bank (Utendahl Capital Partners, L.P.), a fixed income asset management company and private equity funds.  During his tenure at the Utendahl Group from 1995 to 2003, Mr. Gugick served as both a banker and an executive at the firm, providing strategic direction, management and business development.  Jeff also created and managed Utendahl’s private equity fund operations.  Prior to his association with Utendahl, Mr. Gugick held commercial real estate lending and workout/restructuring positions at Greenthal Harlan Realty Services Company, the Dime Savings Bank of New York, FSB and Citibank N.A.   Subsequent to his association at Utendahl Group’s Utendahl Capital Partners, L.P., Mr. Gugick had associations with Magna Securities Corp. and with Cypress Associates LLC, each of which is a securities broker-dealer.

Mr. Gugick holds inactive Series 7, 24, and 63 licenses from the Financial Industry Regulatory Authority; each such license would become active were Mr. Gugick to become associates with an entity requiring such licensure.

Mr. Gugick was awarded a Bachelor of Science in Business Administration with majors in Finance and Marketing Management from Syracuse University, a Master of Business Administration in Finance from Emory University's Goizueta Graduate School of Business Administration, and has also completed the Citicorp Institute for Global Finance executive credit training program. Mr. Gugick is a board member of the Boy Scouts of America's Greater NY Council/Manhattan Borough Board, a member of The Economic Club of New York and a member of Financial Executives International (FEI).

Marc Schuster (age 46) has more than 20 years of experience in originating corporate and real estate debt and buying and trading distressed loans. Mr Schuster is a managing director of Reason Capital Group LLC.  In addition, Mr Schuster is Chief Executive Officer of Valhalla Financial Inc. a firm engaged in the purchase and sale of distressed assets.   Mr Schuster is also President of SCHU Mortgage & Capital, Inc. The firm researches and markets the financing and sale of real estate investments to public and private investors, including oversight of all aspects of the negotiations, contracts, and closings of multi-million dollar commercial and residential real estate transactions.   Mr Schuster has been a consultant to a number of large respected investment banking firms where he was responsible for structuring and funding real estate financing.  Prior to his association with Reason, Mr Schuster was vice president and general manager for Confidential Mortgage Corporation, a commercial and residential mortgage broker and real estate development organization. He has held numerous other real estate related positions including marketing vice president at Inland Valley Properties - Commercial Real Estate where he handled real estate sales, acquisitions, development, and construction finance; investment real estate marketing associate; and a retail leasing analyst for Epsteen & Associates.

Mr. Schuster graduated from San Diego State University in 1986 with a Bachelor of Science degree in Business Administration.

B. Significant Employees.  None

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings.  There have been no events under the bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.  The Company has no qualified financial expert at this time  because it has not been able to hire a qualified candidate.  Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.  The Company intends to continue to search for a qualified individual for hire at such time as management believes it has adequate resources to hire such a person,

Prior Blank Check Company Experience

None.

ITEM 6.  EXECUTIVE COMPENSATION

The Company’s officers and directors have not received any cash or other remuneration since inception.  They will not receive any remuneration until the consummation of an acquisition or other business combination.  No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.  Our officers and directors intend to devote very limited time to our affairs.

It is possible that, after the Company successfully completes a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, the Company has adopted a policy whereby the offer of any post-transaction employment to management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit-sharing, stock options or insurance programs or other similar programs have been adopted by the Company for the benefit of any members of management or any employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as otherwise indicated herein, there have been no related party transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

ITEM 8. DESCRIPTION OF SECURITIES.

At its incorporation, the Company was authorized by its Certificate of Incorporation to issue an aggregate of 3,000 shares of capital stock, all of which are common stock, par value $1.00 per share.  On August 8, 2011, the Company amended its Certificate of Incorporation to authorize the Company to issue up to 100,000,000 common shares stock with a par value of $.0001 per share, plus up to 30,000,000 shares of the Company’s preferred stock having such preferences and rights, including conversion rights, as from time to time may be deemed appropriate by the Company’s Board of Directors. Simultaneously, the company exchanged 200,000 common stock shares of the $.0001 par value for its previously issued 200 common stock shares, $1.00 par value.  Thus, as of August 8, 2011, 200,000 shares of Common Stock were issued and outstanding.

Common Stock

All of the shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.  All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.  The stockholders do not have cumulative of preemptive rights.

Preferred Stock

On August 8, 2011, the Company authorized 30,000,000 shares of Preferred Stock but has not issued any such shares.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Form 10.

(a)

Debt Securities.

None

(b)

Other Securities to be Registered.

None

PART II

ITEM 1. MARKET FOR COMMON EQUITY AND RELATED MATTERS

(a) Market Information

The Common Stock is not trading on any stock exchange.  The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders

As of August 8, 2011 there were two record holders of an aggregate of 200,000 shares of the Common Stock issued and outstanding.

(c) Dividends

The Registrant has not paid any cash dividends to date and does not contemplate paying dividends in the foreseeable future.  It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

ITEM 2. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and had have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosures.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

On August 8, 2011, the Company offered and sold an aggregate of 200 shares of its Common Stock for an aggregate consideration of $ 10,000 pursuant to the terms of those certain two subscription agreements.  The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities

Act and Regulation D promulgated thereunder.  A form of the Subscription Agreement is attached hereto as Exhibit 10.2.

No securities have been issued for services.  Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.  No services were performed by any purchaser as consideration for the shares issued.

The Company is obligated to pay its counsel $1,500 in cash, to issue a $10,000 non-negotiable convertible promissory note to its counsel upon the effective date is Registration Statement, such note being convertible into 13,333 shares of the Company’s restricted common stock and payable 60 days after the Company completing one or more transactions involving the Company acquiring $5,000,000 in cash or other assets, plus a ten year warrant to purchase up to 25,000 shares of the Company’s restricted common stock for $0.10 per shares.

In addition, the Company is obliged to pay counsel, at the Company’s option, either  (a) in cash, or (b) by similar notes at warrants in agreed amounts for services in the preparation and filing of reports to satisfying the Company’s reporting requirements under the Securities Act of 33 and the Securities Exchange Act of 1934, until such time as the Company enters into one or more agreements to acquire not less than $5,000,000 in cash and assets,

Counsel will be separately compensated for services in connection with such acquisition(s).

ITEM5. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and , with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of a derivative action, except the indemnification only extends to expenses, including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before their can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of any other indemnification that may be granted by the corporation’s certificate of incorporation, by-laws, agreement, a vote of stockholders, of disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General

Corporation Code, as amended from time to time, each person that such section give the corporation the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

-

any breach of the director’s duty of loyalty to the corporation, or its stockholders;

-

acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

-

payments of unlawful dividends or unlawful stock repurchases of redemptions; or

-

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders or monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision shall be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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RCG Acquisition 1 Corp.

(A Development Stage Company)

BALANCE SHEET

June 30, 2011

ASSETS
CURRENT ASSETS:
Cash	$10,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$4,888

COMMITMENTS AND CONTINGENCIES
Total Liabilities	$4,888
STOCKHOLDERS’ EQUITY (DEFICIT):

C Common stock, $1.00 par value, 3,000 shares authorized, 200 shares issued and outstanding	200
Additional Paid in Capital	9,800
(Deficit) accumulated during development stage	(4,888)

Total Stockholders’ Equity (Deficit)	5,112

$10,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

RCG Acquisition 1 Corp.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Period May 3, 2011 (Inception) to June 30, 2011	Cumulative From May 3, 2011 (Inception) to June 30, 2011

REVENUE	$—	$—

EXPENSES	4,888	4,888

NET (LOSS)	$(4,888)	$(4,888)

NET (LOSS) PER COMMON SHARE – BASIC	$(24.44)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	200

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

RCG Acquisition 1 Corp.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

				(Deficit)
				Accumulated
				During	Total
	Common Stock		Additional Paid	Development	Stockholders’
	Shares	Amount	in Capital	Stage	Equity (Deficit)

Balances, May 3, 2011	—	$—	$—	$—	$—

Sale of common stock on May , 2011 at $50.00 per share	200	200	9,800	—	10,000

Net (loss)	—	—	—	(4,888)	(4,888)

Balances, December 31, 2007	200	$200	$9,800	$(4,888)	$(5,112)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

RCG Acquisition 1 Corp.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

		Cumulative
	For the Period	From
	May 3,	May 3,
	2011	2011
	(Inception)	(Inception)
	to	To
	June 30, 2011	June 30, 2011

CASH FLOWS (TO) OPERATING ACTIVITIES:
Net (loss)	$(4,888)	$(4,888)
Changes in Operating Assets and Liabilities –accounts payable	4,888	4,888
Net Cash Provided (Used) by Operating Activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	10,000	10,000

Net Cash Provided by Financing Activities	10,000	10,000

NET CHANGE IN CASH AND ENDING BALANCE	$10,000	$10,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

RCG Acquisition 1 Corp.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

RCG Acquisition 1 Corp. (the Company), a development stage company, was incorporated under the laws of the State of Delaware on May 3, 2011. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company is currently devoting its efforts to locating merger candidates. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109.  Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all startup and organizational expenses must be deferred until the Company commences business.  The Company may elect a limited deduction of up to $5,000 in the taxable year in which the trade or business begins.  The $5,000 must be reduced by the amount of startup costs in excess of $50,000.  The remainder of the expenses not deductible must be amortized over a 180-month period beginning with the month in which the active trade or business begins.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward for 20 years until utilized.

RCG Acquisition 1 Corp.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Offering Costs

Deferred offering costs, consisting of legal, accounting and filing fees relating to an offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

Concentrations of Credit Risk

The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Earnings Per Common Share

Basic earnings per common share are computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements is not anticipated to have a material effect on the operations of the Company.

RCG Acquisition 1 Corp.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - STOCKHOLDERS' EQUITY

During May 2011, the Company sold for $10,000 cash 200 shares of its $1.00 par value common stock to its Officers.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by Reason Capital Group LLC.  The Company’s Officers are also Managing Directors of Reason Capital Group LLC.  Such costs are immaterial to the financial statements. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. Such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - SUBSEQUENT EVENTS

The Company is currently preparing to file a Form 10-SB registration statement with the Securities and Exchange Commission (SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934. Once the registration statement has been declared effective, RCG Acquisition 1 Corp. will become a reporting company.

On August 8, 2011, the Company amended its Certificate of Incorporation to authorize the Company to issue up to 100,000,000 common shares stock with a par value of $.0001 per share, plus up to 30,000,000 shares of the Company’s preferred stock having such preferences and rights, including conversion rights, as from time to time may be deemed appropriate by the Company’s Board of Directors. Simultaneously, the company exchanged 200,000 common stock shares of the $.0001 par value for its previously issued 200 common stock shares, $1.00 par value.

.

RCG Acquisition 1 Corp.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - SUBSEQUENT EVENTS (Continued)

On August 8, 2011, the Company engaged Legal Counsel pursuant to an agreement in connection with the preparation and filing of the Company’s Registration Statement.  Pursuant to legal counsel’s retainer agreement the Company will compensate counsel when the Registration Statement is effective by paying $1,500, plus issuing a $10,000 Non-Negotiable Convertible Promissory Note, convertible into 13,333 shares of the Company’s restricted common stock and  due 60 days after the Company completes a transaction with the Company acquiring not less than $5,000,000 of cash or other fair market value assets and a ten year warrant to purchase up to 25,000 shares of the Company’s restricted common stock for $0.10 per share   Counsel will also prepare such quarterly and annual additional filings for compliance with the Company’s being a reporting Company for additional compensation, payable in non-negotiable convertible notes and warrants.

Signatures

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized.

RCG Acquisition 1 Corp.

Date: September 12, 2011

By: /s/ Jeffrey A. Gugick

 President